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                                                                    Exhibit 23.2

                      CONSENT OF THE INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-8 No. 33.00000) pertaining to the COPE, Inc. 1998 Stock Option Plan and to the incorporation by reference therein of our report dated March 26, 1999 except as to Note 18 for which the date is April 19, 1999, with respect to the consolidated financial statements of COPE, Inc. included in its Annual Report (Form 10-KSB) for the year ended December 31, 1998, filed with the Securities and Exchange Commission.

                                       ATAG Ernst & Young Ltd.



                                       K. McCabe      Y. Vontobel

Zurich, Switzerland
May 21, 1999